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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 17, 2004

                               EMCORE CORPORATION


               (Exact name of registrant as specified in charter)



        New Jersey                   0-22175                  22-2746503
   -------------------             ------------              --------------
     State or other               (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation



145 Belmont Drive, Somerset, New Jersey                              08873
---------------------------------------                            ----------
 (Address of principal offices)                                    (Zip Code)


Registrant's telephone number including area code     (732) 271-9090


(Former name or former address, if changed since last report) NOT APPLICABLE



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ITEM 5.    OTHER ITEMS

         In November 2003, EMCORE sold its TurboDisc Metal Organic Chemical Vapor Deposition ("MOCVD") business to Veeco Compound Semiconductor Inc. f/k/a Veeco St. Paul Inc., a wholly owned subsidiary of Veeco Instruments Inc. ("Veeco") in a transaction valued at up to $80.0 million. The purchase price was $60.0 million, in cash at closing, and up to an additional $20.0 million over the next two years. EMCORE will receive 50% of all revenues from this business over $40 million in each of the next two years, beginning January 1, 2004, to an aggregate maximum payout of $20 million. In accordance with the terms of the agreement, EMCORE also received an additional $2.0 million in cash for working capital adjustments and expense reimbursements. The purchase price was determined through arms-length negotiation. The transaction includes the assets, products, product warranty liabilities, hardware-related technology and intellectual property used primarily in the operation of this business, including the business unit's manufacturing facility located in Somerset, New Jersey. Approximately 120 employees of Emcore involved in the TurboDisc business became employees of Veeco.

         On February 17, 2004, EMCORE Corporation, ("EMCORE" or the "Company") filed its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003 (the "December 2003 Form 10-Q"). As a result of the MOCVD business divestiture described above, for financial statement purposes, the assets, liabilities, results of operations and cash flows of the Company's MOCVD business were segregated from those of continuing operations and presented in the Company's financial statements as of and for the quarter ended December 31, 2003 as discontinued operations. In order to present the financial information included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (the "2003 Form 10-K") on a basis consistent with the financial information included in the December 2003 Form 10-Q, attached hereto as Exhibit 99.1 is the selected financial data, financial statements and related footnotes and management's discussion and analysis of financial condition and results of operations from the 2003 Form 10-K, in each case reclassified to present the assets, liabilities, results of operations and cash flows of the MOCVD business as discontinued operations.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

        The following Financial Statements are attached as Exhibits and incorporated by reference.

99.1     Financial information for the fiscal year ended September 30, 2003.

99.2     Consent of Deloitte & Touche L.L.P.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                EMCORE CORPORATION
                                (Registrant)

                                By:  /s/ Thomas G. Werthan
                                     -----------------------------------
                                     Thomas G. Werthan
                                     Chief Financial Officer

Dated:  February 17, 2004


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                                  EXHIBIT INDEX

Exhibit   Description
---------------------

99.1     Financial information for the fiscal year ended September 30, 2003.

99.2     Consent of Deloitte & Touche L.L.P.







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